Calculation of Filing Fee Tables
S-8
Optimi Health Corp.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Shares, no par value per share	Other	98,665	$ 9.90	$ 976,783.50	0.0001381	$ 134.89
2	Equity	Common Shares, no par value per share	Other	4,623	$ 4.94	$ 22,837.62	0.0001381	$ 3.15
3	Equity	Common Shares, no par value per share	Other	740,592	$ 4.94	$ 3,658,524.48	0.0001381	$ 505.24
Total Offering Amounts:						$ 4,658,145.60		$ 643.28
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 643.28
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such additional common shares of the registrant as may hereafter be offered or issued by reason of any share dividend, share split, bonus issue, recapitalization or similar transaction effected without the registrant's receipt of consideration which would increase the number of outstanding common shares. Represents common shares issuable upon the exercise of the options previously granted under the 2020 Equity Incentive Plan (the "Plan") as of the date of this registration statement. The maximum offering price per common share represents the weighted average exercise price of the options which have been already granted and are outstanding under the Plan, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) under the Securities Act. To the extent outstanding awards under the Plan terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such common shares, the common shares subject to such awards will, instead, be available for grant under the Plan.

[2]	Pursuant to Rule 416 under the Securities Act, this registration statement also covers such additional common shares of the registrant as may hereafter be offered or issued by reason of any share dividend, share split, bonus issue, recapitalization or similar transaction effected without the registrant's receipt of consideration which would increase the number of outstanding common shares. Represents common shares underlying the restricted share units previously granted under the Plan as of the date of this registration statement. To the extent outstanding awards under the Plan terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such common shares, the common shares subject to such awards will, instead, be available for grant under the Plan. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$4.94 per common share, the average of the high and low prices for the registrant's common shares as quoted on the Nasdaq Capital Market on July 6, 2026.

[3]	Pursuant to Rule 416 under the Securities Act, this registration statement also covers such additional common shares of the registrant as may hereafter be offered or issued by reason of any share dividend, share split, bonus issue, recapitalization or similar transaction effected without the registrant's receipt of consideration which would increase the number of outstanding common shares. Represents additional common shares reserved for future award grants under the Plan. The maximum aggregate number of common shares that may be issued pursuant to all awards under the Plan is 15% of the number of then issued and outstanding common shares, which is 843,880 common shares as of the date of this registration statement (the "Share Limit"). Notwithstanding the foregoing, to the extent any awards granted pursuant to the Plan terminates, expires, lapses or forfeited for any reason, common shares subject to such awards shall also become available to the grant of an award pursuant to the Plan. To the extent that the Share Limit in the future allows for issuance of a number of commons shares that exceeds the number of common shares registered on this registration statement, the registrant will file a new registration statement to register the additional common shares. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$4.94 per common share, the average of the high and low prices for the registrant's common shares as quoted on the Nasdaq Capital Market on July 6, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources